UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2018
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 8, 2018, Stage Stores, Inc. (“we,” “us,” “our” or “registrant”) issued a news release announcing that Oded Shein resigned his position as Executive Vice President, Chief Financial Officer and Treasurer, effective on August 10, 2018, to pursue another opportunity.

(c)    Effective on August 10, 2018, Jason T. Curtis, 43, will become our interim Chief Financial Officer and Treasurer, assuming the role as our Principal Financial Officer. Mr. Curtis has been with Stage since 2011, most recently serving as its Senior Vice President, Finance and Credit, since March 2017. Mr. Curtis also held the roles of Group Vice President, Finance and Credit, from May 2016 to March 2017, Vice President, Finance and Accounting, from November 2013 to April 2016, and Vice President, Finance and Treasurer, from May 2011 to November 2013. Prior to joining Stage, Mr. Curtis served in various financial roles at Belk, Inc. and The May Department Stores Company. Mr. Curtis earned his undergraduate degree from the University of Pittsburgh.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
99    Stage Stores, Inc. news release dated August 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: August 8, 2018	/s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President, Finance and Controller
(Principal Accounting Officer)